SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2004

The Williams Companies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-4174	73-0569878

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Williams Center, Tulsa, Oklahoma	74172

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 918/573-2000

Not Applicable

(Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits.
Item 9. Regulation FD Disclosure.
INDEX TO EXHIBITS
Additional Slide to February 19, 2004 Presentation

Item 7. Financial Statements and Exhibits.

(a)	None

(b)	None

(c)	Exhibits

Exhibit 99.1	Additional slide to the Williams’ slide presentation utilized during the February 19, 2004, public conference call and webcast.

Item 9. Regulation FD Disclosure.

     The Williams Companies, Inc. (“Williams”) held a public conference call and webcast on February 19, 2004. For Regulation FD disclosure purposes, Williams is furnishing additional information on the slide furnished herewith as Exhibit 99.1 to provide an illustrative calculation of the 2004 recurring net income guidance previously provided in slide 69.

     Pursuant to the requirements of the Securities Exchange Act of 1934, Williams has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WILLIAMS COMPANIES, INC.
Date: February 20, 2004	/s/ Brian K. Shore
	Name:	Brian K. Shore
	Title:	Corporate Secretary

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INDEX TO EXHIBITS

EXHIBIT
NUMBER	DESCRIPTION
99.1	Additional slide to the Williams’ slide presentation utilized during the February 19, 2004, public conference call and webcast.

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